EXHIBIT 21.1

List of Subsidiaries of EnergySolutions, Inc.

The following table sets forth all subsidiaries of the Company, other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company:

EnergySolutions, LLC, a Utah limited liability company                        100.00%
BNG America LLC, a Delaware limited liability company                        100.00%
EnergySolutions, Spent Fuel Division, Inc., a Delaware corporation                100.00%
Manufacturing Sciences Corporation, a Colorado corporation                    100.00%
EnergySolution Company, Inc., a Delaware corporation                        100.00%
Duratek, Inc., a Delaware corporation                            100.00%
EnergySolutions Diversified Services, Inc., a Delaware corporation            100.00%
Weskem LLC, a Delaware limited liability company                     27.60%
EnergySolutions EU Limited, a company incorporated in England and Wales        100.00%
EnergySolutions EU Services Limited, a company incorporated in England and Wales    100.00%
Isotopen Umweltdienste GmbH                            100.00%
Magnox Limited, a company incorporated in England and Wales            100.00%
Energy Sales & Trading Limited                        100.00%
Magnox Electric Group Pension Trustee Company Limited, a company
incorporated in England and Wales                    100.00%

EnergySolutions Federal EPC, Inc., a Delaware corporation                100.00%
EnergySolutions Government Group, Inc., a Delaware corporation                100.00%
EnergySolutions Federal Services of Hanford, Inc., a Delaware corporation        100.00%
EnergySolutions Oak Ridge, LLC, a Delaware limited liability company     100.00%
EnergySolutions Performance Strategies Inc., a Georgia corporation            100.00%
LATA/Parallax Portsmouth, LLC, a New Mexico limited liability company         49.00%
West Valley Environmental Services LLC, a Delaware limited liability company     10.00%
Global Threat Reduction Solutions, LLC, a Texas limited liability company         49.00%
Isotek Systems, LLC, a Tennessee limited liability company                 100.00%
TPMC-EnergySolutions Environmental Services, LLC, a Texas limited liability
company                                  49.00%
TPMC-EnergySolutions Environmental Services 2008, LLC, a Texas limited liability     49.00%
company
TPMC-EnergySolutions Environmental Services 2009, LLC, a Texas limited liability      49.00%
company
TPMC-EnergySolutions Environmental Services 2010, LLC, a Texas limited liability      49.00%
Company
TPMC-EnergySolutions Environmental Services 2011, LLC, a Texas limited liability      49.00%

company
TPMC-EnergySolutions Environmental Services 2012, LLC, a Texas limited liability      49.00%
company
Uranium Disposition Services, LLC, a Tennessee limited liability company         26.00%
Washington River Protection Solutions LLC, a Delaware limited liability company     40.00%
EnergySolutions Services, Inc., a Tennessee corporation                    100.00%
GTSD Sub IV, Inc., a Delaware corporation                        100.00%
Chem-Nuclear Systems, L.L.C., a Delaware limited liability company            100.00%
EnergySolutions Canada Corporation, an Ontario corporation            100.00%
Hittman Transport Services, Inc., a Delaware corporation                    100.00%
Vitritek Environmental, Inc., a Delaware corporation                     50.00%
EnergySolutions Asia Limited, a Hong Kong holding company                  100.00%
Semprasafe LLC, a Delaware limited liability company                        100.00%
ZionSolutions, LLC, a Delaware limited liability company                        100.00%
423 IT Holdings, LLC, a Utah limited liability company                         100.00%
Erwin ResinSolutions, LLC                                    100.00%
Memphis Processing, LLC                                    100.00%